Focused on Our Future 3Q 2021 Strategic & Financial Highlights Steven E. Strah, President and CEO K. Jon Taylor, SVP and CFO

Forward-Looking Statements Forward-Looking Statements: This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from governmental investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement with the U.S. Attorney’s Office for the S.D. Ohio; the risks and uncertainties associated with government investigations regarding Ohio House Bill 6 and related matters including potential adverse impacts on federal or state regulatory matters including, but not limited to, matters relating to rates; the potential of non-compliance with debt covenants in our credit facilities; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity; the ability to accomplish or realize anticipated benefits from our FE Forward initiative and our other strategic and financial goals, including, but not limited to, maintaining financial flexibility, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our transmission and distribution investment plans, greenhouse gas reduction goals, controlling costs, improving our credit metrics, growing earnings, and strengthening our balance sheet through a sale of a minority interest in certain of our transmission assets and/or issuance of additional equity; economic and weather conditions affecting future operating results, such as a recession, significant weather events and other natural disasters, and associated regulatory events or actions in response to such conditions; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; the extent and duration of COVID-19 and the impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories and governmental and regulatory responses to the pandemic; the effectiveness of our pandemic and business continuity plans, the precautionary measures we are taking on behalf of our customers, contractors and employees, our customers’ ability to make their utility payment and the potential for supply-chain disruptions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, the impact of climate change or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions, including inflationary pressure, affecting us and/or our customers and those vendors with which we do business; the risks associated with cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts, or causing us to make contributions sooner, or in amounts that are larger, than currently anticipated; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward- looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s filings with the SEC, including but not limited to the most recent Annual Report on Form 10- K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Strategic & Financial Highlights – Published October 28, 20212

Non-GAAP Financial Matters This presentation contains references to non-GAAP financial measures including, among others, Operating earnings (loss), Operating earnings (loss) per share (EPS), Operating earnings (loss) per share (EPS) by segment, Free Cash Flow (FCF), and Adjusted Cash from Operations. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). Operating earnings (loss), Operating earnings (loss) per share, Operating earnings (loss) per share by segment, FCF and Adjusted Cash from Operations are not calculated in accordance with GAAP to the extent they exclude the impact of “special items.” Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Basic (GAAP) EPS and Operating EPS and Basic (GAAP) EPS and Operating EPS for each segment are calculated by dividing Operating earnings (loss), which excludes special items as discussed above, for the periods presented by 544 million shares for the third quarter, first nine months, and full year 2021 and 542 million shares for the third quarter, first nine months, and full year 2020. Management uses non-GAAP financial measures such as Operating earnings (loss), Operating earnings (loss) per share, FCF, and Adjusted Cash from Operations to evaluate the Company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating earnings (loss) per share by segment to further evaluate the Company’s performance by segment and references this non-GAAP financial measure in its decision-making. Management believes that the non-GAAP financial measures of Operating earnings (loss), Operating earnings (loss) per share and Operating earnings (loss) per share by segment, Free Cash Flow, and Adjusted Cash from Operations provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the Company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the Company’s peer group. All of these non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FE has provided, where possible without unreasonable effort, quantitative reconciliations within this presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Strategic & Financial Highlights – Published October 28, 20213

3Q 2021 Strategic & Financial Highlights Steve Strah, President and CEO Strategic & Financial Highlights – Published October 28, 20214 ■ Ohio regulatory update ■ Remediation of material weakness ■ Transition to a cleaner energy future ■ Strong YTD financial & operating results ■ FET, LLC minority asset sale Focus for Today’s Call: Reported 3Q21 GAAP earnings of $0.85 per share and Operating (non-GAAP) earnings of $0.82 per share Updating 2021 GAAP earnings forecast to $1,165M-$1,220M, or $2.14-$2.24 per share Raising & Narrowing 2021 Operating (non-GAAP) earnings guidance to $2.55-$2.65 per share (from $2.40-$2.60)

Ohio Regulatory Update Steve Strah, President and CEO Strategic & Financial Highlights – Published October 28, 20215 ■ We continue to take a collaborative approach in Ohio ■ Currently engaged in settlement discussions with a broad range of parties to resolve several of our pending cases before the PUCO ■ Our meetings continue to be productive and we are making good progress ■ We are also making progress on the various Ohio audits Corporate Separation Audit  Audit report filed on September 13, 2021  No findings of major non-compliance  Hearing scheduled to begin on February 10, 2022 Ohio DCR Audit  Audit report filed August 3, 2021; recommends revenue refund of $6.6M  PUCO expanded scope in September; supplemental audit report due by November 19, 2021 Ohio DMR Audit  Audit report now due on December 16, 2021

Compliance & Governance Updates Steve Strah, President and CEO Strategic & Financial Highlights – Published October 28, 20216 ■ We continue to take additional steps to strengthen our compliance program and instill a culture focused on ethics, integrity, and accountability across our organization – A new Ethics & Compliance Program Charter and new policies in multiple areas – Various business Code of Conduct trainings; with a near-term focus on leadership and individuals with significant roles in our control environment; training for all employees planned in 1Q 2022 – Publishing of our new Corporate Engagement Report – Starting development of a new integrated risk management platform to enhance our Ethics & Compliance, Audit and Risk functions ■ Quick and decisive actions over the last 12 months include: ■ Our relentless focus in these areas resulted in remediation of the material weakness in internal controls associated with our tone at the top We are working every day to continue rebuilding stakeholder trust and confidence in FE, and to ensure our employees can be proud of our company and our mission Changes in management structure Establishing effective controls Reinforcing our culture change Building a best-in- class ethics and compliance program Additional independent board members

■ On October 28, announced the hiring of Camilo Serna as Vice President of Rates and Regulatory Affairs ■ We are focused on building a smarter electric grid and supporting the transition to a cleaner energy future – RT: Robust pipeline of work to modernize our transmission network and to continue embracing renewables – RD: Plentiful opportunities incorporating emerging smart technologies and a more advanced distribution platform Additional Updates Steve Strah, President and CEO Strategic & Financial Highlights – Published October 28, 20217 NJ JCP&L Offshore Wind Proposal – filed 9/17/21  Comprehensive 8-year onshore transmission investment program that utilizes existing rights-of-way; would connect offshore transmission infrastructure built by Mid-Atlantic Offshore Development, LLC, (MAOD) to JCP&L’s electric grid • FE has the option to acquire a 20% equity stake in MAOD  Expect NJBPU decision in 2nd half of 2022 WV Generation Filings – Coal and Solar – 4Q 2021  Intend to file an Effluent Limitation Guideline (ELG) plan; additional capex to comply with environmental rules and ensure operation of Harrison & Ft. Martin beyond 2028  Plan to file for 50 MW of utility-scale solar  Intend to begin discussing with stakeholders our plans for a timely clean energy transition Offshore wind connection and solar proposals support a more climate-resilient energy system that meets our customers’ changing needs, enables the transition to a carbon-neutral economy and powers a sustainable and prosperous future for our stakeholders ■ In October, ATSI reached a settlement to provide for partial recovery of future MISO transmission project costs that are allocated to ATSI – This settlement addresses legacy issues associated with ATSI’s move from MISO to PJM in 2011

Moving FE Forward Steve Strah, President and CEO Strategic & Financial Highlights – Published October 28, 20218 ■ Our customer-focused strategies continue to produce strong financial and operational results ■ Furthermore, I’m proud of our progress to resolve important legacy issues, better support our customers, and strengthen all aspects of our company ■ The last year has been challenging on many fronts and I want to thank our employees for their hard work and unwavering dedication to our customers ■ I continue to be impressed by the grit and resilience of the entire team Reported 3Q21 GAAP earnings of $0.85 per share and Operating (non-GAAP) earnings of $0.82 per share Updating 2021 GAAP earnings forecast to $1,165M-$1,220M, or $2.14-$2.24 per share Raising & Narrowing 2021 Operating (non-GAAP) earnings guidance to $2.55-$2.65 per share (from $2.40-$2.60) We are building positive, sustainable momentum, and creating a new FirstEnergy that is a forward-thinking and industry-leading company

3Q 2021 Earnings Summary

Jon Taylor, SVP and CFO

- Reported 3Q 2021 GAAP earnings of $0.85 per share vs. $0.84 per share in 3Q20
  - 3Q 2021 results include $0.03 of special items, including exit of generation +$0.11, regulatory charges ($0.04), investigation and other related costs ($0.03), and asset impairments ($0.01)
- Reported 3Q 2021 Operating (non-GAAP) earnings of $0.82 per share vs. $0.84 per share in 3Q20
- We continue to see encouraging weather-adjusted load trends

Class	3Q21 vs. 3Q20	3Q21 vs. 3Q19	TTM vs. 2019	Commentary
Residential	+0.3%	+5.6%	+4.2%	Volumes remain well above pre-COVID levels
Commercial	+3.3%	-2.3%	-5.6%	Volumes below pre-COVID levels but trending in the right direction; more stable revenues based primarily on fixed charges
Industrial	+3.6%	-3.1%	-3.7%	

Quarter-over-Quarter Operating EPS Summary



$0.84
RD: $0.76
RT: $0.21
Corp: ($0.13)
$0.05
-$0.03
-$0.04
$0.05
-$0.03
-$0.02
$0.82
RD: $0.73
RT: $0.20
Corp: ($0.11)
3Q20 Operating EPS
Rates & Investments
Weather Demand
Ohio Decoupling/ LDR
O&M / Pension Expenses
Net Financing Costs
Other
3Q21 Operating EPS

Vs. 3Q Guidance Midpoints

(Range: $0.70 - $0.80)

- Continued to deliver on our regulated growth strategy
- Better than expected mix of weather-adjusted sales
- Favorable weather vs. normal

Note: Reconciliations between GAAP and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement and Appendix sections of the Strategic & Financial Highlights

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Strategic & Financial Highlights – Published October 28, 2021

FirstEnergy

YTD September 2021 Earnings Summary Jon Taylor, SVP and CFO Strategic & Financial Highlights – Published October 28, 202110 RD: $1.77 RT: $0.64 Corp: ($0.34) RD: $1.85 RT: $0.63 Corp: ($0.38) Includes ($0.03) from RCF Borrowings ■ Reported YTD 2021 GAAP earnings of $1.57 per share vs. $1.54 per share in YTD 2020 – YTD 2021 results include ($0.53) of special items, including investigation and other related costs ($0.51), regulatory charges ($0.10), state tax legislative changes ($0.02), asset impairments ($0.01), and exit of generation +$0.11 – YTD 2020 results include ($0.53) of special items, including the impact of the non-cash pension and OPEB mark-to-market adjustment upon Energy Harbor emergence ($0.59), regulatory charges ($0.01) and the exit of generation +$0.07 ■ Reported YTD 2021 Operating (non-GAAP) earnings of $2.10 per share vs. $2.07 per share in YTD 2020 Year-over-Year Operating EPS Summary • Delivered on our regulated growth strategy • Better than expected mix of weather-adjusted sales • Favorable weather vs. normal Vs. Quarterly Guidance Midpoints (Range: $1.80 - $2.10) Note: Reconciliations between GAAP and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement and Appendix sections of the Strategic & Financial Highlights

Cash & Credit Facility Updates

Jon Taylor, SVP and CFO

- Our strong results and financial discipline has resulted in adjusted cash from operations of $2.4B
  - ~$500M favorable vs. internal plan and ~$600M favorable vs. YTD 2020
- While we expect a few offsets in 4Q, we increased 2021 Cash from Operations guidance to $2.6B - $2.9B
- In October, restructured our revolving credit facilities from a two-facility to a six-facility model

Prior Structure

FE Corp/ FE Utilities	$2.5B
FET & certain subs	$1.0B

Aggregate Commitment: $3.5B

Current Structure

FE Corp/ FET, LLC	$1.0B	NJ (JCP&L)	$500M
OH utilities	$800M	WV/MD utilities	$400M
PA utilities	$950M	ATSI/MAIT/TrAIL	$850M

Aggregate Commitment: $4.5B (available through October 18, 2026)

- Following the restructuring of the revolving credit facilities, S&P issued a one-notch upgrade to all applicable ratings of our 10 distribution utilities and three transmission operating companies
  - The CreditWatch Positive designation on FE and all subsidiaries is unchanged

Other 3Q Ratings Actions

- In July, Moody's revised the outlook for FE and FET to Stable from Negative
- In August, Fitch revised the outlook for FE and subs to Stable from Negative

We remain committed to improving our balance sheet and credit profile at FE Corp.

11 Strategic & Financial Highlights – Published October 28, 2021

FirstEnergy

■ Raising our FFO-to-Debt target to 13%; this will provide an ample cushion to the new Moody’s upgrade threshold of 12% – Expect to set the company on a firm glide path to mid-teens ■ As we consider alternatives to raise equity capital, we are currently engaged in a process to sell a minority interest in FirstEnergy Transmission, LLC (the parent company of ATSI, MAIT and TrAIL) ■ We continue to consider all options to raise equity capital in an efficient manner to support our longer-term outlook – Optimistic that we will be in a position to share our overall financing plan and longer-term outlook in the next couple of weeks ■ During 4Q, expect to provide 2022 guidance and a detailed capital plan, the runway to our FFO-to-debt target, longer-term capital forecast and targeted rate base and earnings growth rates Financial Strategy Updates Jon Taylor, SVP and CFO Strategic & Financial Highlights – Published October 28, 202112 We are making substantial progress to transform FirstEnergy and deliver long-term value to all of our stakeholders

Earnings Supplement to the Financial Community Strategic & Financial Highlights – Published October 28, 2021 14. 3Q Earnings Summary and Reconciliation 15. 3Q Earnings Drivers by Segment 16. YTD Earnings Summary and Reconciliation 17. YTD Earnings Drivers by Segment 18. Special Items Descriptions 19. 3Q 2021 Earnings Results 20. 3Q 2020 Earnings Results 21. Quarter-over-Quarter Earnings Comparison 22. YTD 2021 Earnings Results 23. YTD 2020 Earnings Results 24. Year-over-Year Earnings Comparison TABLE OF CONTENTS (Slide) Irene M. Prezelj, Vice President prezelji@firstenergycorp.com 330.384.3859 Gina E. Caskey, Senior Advisor caskeyg@firstenergycorp.com 330.761.4185 Jake M. Mackin, Consultant mackinj@firstenergycorp.com 330.384.4829 13

Quarterly Summary

	3Q 2021	3Q 2020	Change
GAAP Earnings Per Basic Share	**$0.85**	**$0.84**	**$0.01**
Special Items	$(0.03)	$—	$(0.03)
Operating (Non-GAAP) Earnings Per Share	**$0.82**	**$0.84**	**$(0.02)**

Quarterly Reconciliation

EPS Variance Analysis
(in millions, except per share amounts)

	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
3Q 2020 Net Income (Loss) (GAAP)	$413	$115	$(74)	$454
3Q 2020 Basic Earnings (Loss) Per Share (avg. shares outstanding 542M)	$0.76	$0.21	$(0.13)	$0.84
Special Items - 2020				
Total Special Items - 3Q 2020	—	—	—	—
3Q 2020 Operating Earnings (Loss) Per Share - Non-GAAP	$0.76	$0.21	$(0.13)	$0.84
Rates & Investments	0.04	0.01	—	0.05
Weather Demand	(0.03)	—	—	(0.03)
Ohio Decoupling / Lost Distribution Revenue	(0.04)	—	—	(0.04)
O&M / Pension Expenses	0.03	—	0.02	0.05
Net Financing Costs	(0.02)	(0.01)	—	(0.03)
Other	(0.01)	(0.01)	—	(0.02)
3Q 2021 Operating Earnings (Loss) Per Share - Non-GAAP	$0.73	$0.20	$(0.11)	$0.82
Special Items - 2021				
Regulatory charges	0.03	(0.07)	—	(0.04)
Asset impairments	—	—	(0.01)	(0.01)
Exit of generation	—	—	0.11	0.11
Investigation and other related costs	—	—	(0.03)	(0.03)
Total Special Items - 3Q 2021	0.03	(0.07)	0.07	0.03
3Q 2021 Basic Earnings (Loss) Per Share (avg. shares outstanding 544M)	$0.76	$0.13	$(0.04)	$0.85
3Q 2021 Net Income (Loss) (GAAP)	$416	$70	$(23)	$463

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the third quarter of 2021 and 2020.

Note: Refer to slide 3 for information on Non-GAAP Financial Matters.

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Strategic & Financial Highlights – Published October 28, 2021

Earnings Drivers: 3Q 2021 vs. 3Q 2020 Regulated Distribution (RD) ▪ Rates & Investments: The implementation of the NJ distribution base rate case and higher rider revenues from capital investment programs in Ohio increased earnings by $0.04 per share. ▪ Weather Demand: Lower weather-related usage decreased earnings by $0.03 per share. Cooling degree days were ~6% lower than 3Q20 but ~11% higher than normal. ▪ Ohio Decoupling / Lost Distribution Revenue: Lower revenues decreased earnings $0.04 per share resulting from the absence of decoupling and lost distribution revenues in 3Q21. ▪ O&M / Pension Expenses: Lower net pension/OPEB expenses increased earnings $0.03 per share. ▪ Net Financing Costs: Higher interest expense from increased long-term debt and lower capitalized financing costs decreased earnings by $0.02 per share. ▪ Other: Higher depreciation expense decreased earnings $0.01 per share. ▪ Special Items: In 3Q21 and 3Q20, special items totaled ($0.03) per share and $0.00 per share, respectively. Regulated Transmission (RT) ▪ Rates & Investments: Continued rate base growth increased earnings by $0.01 per share, primarily due to higher rate base at MAIT and ATSI. ▪ Net Financing Costs: Higher interest expense decreased earnings by $0.01 per share, primarily driven by new $500M long-term debt issuance at FET, LLC in March 2021. ▪ Other: A prior year formula rate true-up decreased earnings by $0.01 per share. ▪ Special Items: In 3Q21 and 3Q20, special items totaled $0.07 per share and $0.00 per share, respectively. Corporate / Other (Corp) ▪ O&M / Pension Expenses: Lower O&M and net pension/OPEB expenses increased earnings $0.02 per share. ▪ Special Items: In 3Q21 and 3Q20, special items totaled ($0.07) per share and $0.00 per share, respectively. 0.3% 3.3% 3.6% 2.2% Residential Commercial* Industrial Total Q-o-Q Weather-Adjusted Distribution Deliveries Q-o-Q Actual Distribution Deliveries (2.7)% 2.0% 3.4% 0.5% Residential Commercial* Industrial Total *Commercial includes street lighting. Strategic & Financial Highlights – Published October 28, 202115

YTD September Summary

	2021	2020	Change
GAAP Earnings Per Basic Share	**$1.57**	**$1.54**	**$0.03**
Special Items	$0.53	$0.53	$—
Operating (Non-GAAP) Earnings Per Share	**$2.10**	**$2.07**	**$0.03**

YTD September Reconciliation

EPS Variance Analysis
(in millions, except per share amounts)

	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
2020 Net Income (Loss) (GAAP)	**$800**	**$346**	**$(309)**	**$837**
2020 Basic Earnings (Loss) Per Share (avg. shares outstanding 542M)	**$1.48**	**$0.64**	**$(0.58)**	**$1.54**
Special Items - 2020				
Regulatory charges	0.01	—	—	0.01
Exit of generation	(0.10)	—	0.03	(0.07)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	0.38	—	0.21	0.59
Total Special Items - 2020	0.29	—	0.24	0.53
2020 Operating Earnings (Loss) Per Share - Non-GAAP	**$1.77**	**$0.64**	**$(0.34)**	**$2.07**
Rates & Investments	0.09	0.05	—	0.14
Weather-Adjusted Demand	0.01	—	—	0.01
Weather Demand	0.07	—	—	0.07
Ohio Decoupling / Lost Distribution Revenue	(0.17)	—	—	(0.17)
O&M / Pension Expenses	0.12	—	0.02	0.14
Net Financing Costs	(0.02)	(0.04)	(0.03)	(0.09)
Other	(0.02)	(0.02)	(0.03)	(0.07)
2021 Operating Earnings (Loss) Per Share - Non-GAAP	**$1.85**	**$0.63**	**$(0.38)**	**$2.10**
Special Items - 2021				
Regulatory charges	(0.01)	(0.09)	—	(0.10)
Asset impairments	—	—	(0.01)	(0.01)
Exit of generation	—	—	0.11	0.11
State tax legislative changes	—	—	(0.02)	(0.02)
Investigation and other related costs	—	—	(0.51)	(0.51)
Total Special Items - 2021	(0.01)	(0.09)	(0.43)	(0.53)
2021 Basic Earnings (Loss) Per Share (avg. shares outstanding 544M)	**$1.84**	**$0.54**	**$(0.81)**	**$1.57**
2021 Net Income (Loss) (GAAP)	**$1,003**	**$295**	**$(442)**	**$856**

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in 2021 and 2020.

Note: Refer to slide 3 for information on Non-GAAP Financial Matters.

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Strategic & Financial Highlights – Published October 28, 2021

Earnings Drivers: YTD September 2021 vs. YTD September 2020 Regulated Distribution (RD) ▪ Rates & Investments: Higher rider revenues from capital investment programs in OH and PA, and implementation of the NJ distribution base rate case, increased earnings by $0.09 per share. ▪ Weather-Adjusted Demand: Higher weather-adjusted demand increased earnings by $0.01 per share, driven by higher generation demand in West Virginia of $0.03 per share, partially offset by an unfavorable mix of weather-adjusted sales of $0.02 per share. ▪ Weather Demand: Higher weather-related usage increased earnings by $0.07 per share. ▪ Ohio Decoupling / Lost Distribution Revenue: Lower revenues decreased earnings by $0.17 per share resulting from the absence of decoupling and lost distribution revenues in 2021. ▪ O&M / Pension Expenses: Lower O&M expenses increased results by $0.03 per share and lower net pension/OPEB expenses increased earnings $0.09 per share. ▪ Net Financing Costs: Higher interest expense decreased earnings by $0.02 per share. ▪ Other: Higher depreciation expense decreased earnings $0.02 per share. ▪ Special Items: In YTD21 and YTD20, special items totaled $0.01 per share and $0.29 per share, respectively. Regulated Transmission (RT) ▪ Rates & Investments: Continued rate base growth increased earnings by $0.05 per share, primarily due to higher rate base at ATSI and MAIT. ▪ Net Financing Costs: Higher interest expense from increased short-term borrowings and higher long-term debt decreased earnings by $0.04 per share. ▪ Other: Prior year formula rate true-ups decreased earnings by $0.02 per share ▪ Special Items: In YTD21 and YTD20, special items totaled $0.09 per share and $0.00 per share, respectively. Corporate / Other (Corp) ▪ O&M / Pension Expenses: Lower expenses increased results by $0.02 per share, driven by lower O&M of $0.03 per share, partially offset by higher net pension/OPEB expenses of $0.01 per share. ▪ Net Financing Costs: Higher interest expense due to increased long-term debt and coupon step-up on FE Hold Co. notes decreased results by $0.03 per share. ▪ Other: Lower discrete income tax benefits in 2021 decreased results by $0.03 per share. ▪ Special Items: In YTD21 and YTD20, special items totaled $0.43 per share and $0.24 per share, respectively. (0.6)% 1.5% 4.1% 1.6% Residential Commercial* Industrial Total Y-o-Y Weather-Adjusted Distribution Deliveries (Adjusted for leap year) *Commercial includes street lighting. Y-o-Y Actual Distribution Deliveries 2.0% 2.6% 3.9% 2.8% Residential Commercial* Industrial Total Strategic & Financial Highlights – Published October 28, 202117

Special Items Descriptions ▪ Regulatory charges: Primarily reflects the impact of regulatory agreements, concessions or orders requiring certain commitments and/or disallowing the recoverability of costs, net of related credits. ▪ Asset impairments: Primarily reflects charges resulting from non-cash asset impairments. ▪ Exit of generation: Primarily reflects charges or credits resulting from the transfer of Three Mile Island Unit 2, exit of competitive operations, including adjustments related to the Energy Harbor bankruptcy settlement, and restructuring and strategic review costs. ▪ State tax legislative changes: Primarily reflects charges resulting from state tax legislative changes. ▪ FE Forward costs: Primarily reflects certain advisory costs incurred to transform the Company for the future. ▪ Investigation and other related costs: Primarily reflects the DPA penalty and legal expenses related to the government investigations. ▪ Mark-to-market adjustments - Pension/OPEB actuarial assumptions: Reflects the change in fair value of plan assets and net actuarial gains and losses associated with the Company's pension and other post-employment benefit plans. Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating, the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Strategic & Financial Highlights – Published October 28, 202118

3rd Quarter 2021

	(in millions, except for per share amounts)	GAAP RD	GAAP RT	GAAP Corp	GAAP FE	Special Items RD	Special Items RT	Special Items Corp	Special Items FE	Operating (Non-GAAP) RD	Operating (Non-GAAP) RT	Operating (Non-GAAP) Corp	Operating (Non-GAAP) FE
(1)	Electric sales	$ 2,705	$ 411	$ (33)	$ 3,083	$ 1 (a)	$ —	$ —	$ 1	$ 2,706	$ 411	$ (33)	$ 3,084
(2)	Other	54	4	(17)	41	—	—	—	—	54	4	(17)	41
(3)	Total Revenues	2,759	415	(50)	3,124	1	—	—	1	2,760	415	(50)	3,125
(4)	Fuel	132	—	—	132	—	—	—	—	132	—	—	132
(5)	Purchased power	869	—	5	874	—	—	—	—	869	—	5	874
(6)	Other operating expenses	747	138	(29)	856	25 (a) (b)	(52) (a)	(32) (c) (d)	(59)	772	86	(61)	797
(7)	Provision for depreciation	229	82	15	326	—	—	—	—	229	82	15	326
(8)	Amortization of regulatory assets, net	29	1	—	30	—	—	—	—	29	1	—	30
(9)	General taxes	206	62	7	275	—	—	—	—	206	62	7	275
(11)	Total Operating Expenses	2,212	283	(2)	2,493	25	(52)	(32)	(59)	2,237	231	(34)	2,434
(12)	Operating Income (Loss)	547	132	(48)	631	(24)	52	32	60	523	184	(16)	691
(13)	Miscellaneous income, net	102	12	22	136	—	—	—	—	102	12	22	136
(14)	Interest expense	(133)	(62)	(88)	(283)	—	—	—	—	(133)	(62)	(88)	(283)
(15)	Capitalized financing costs	8	11	1	20	—	—	—	—	8	11	1	20
(16)	Total Other Expense	(23)	(39)	(65)	(127)	—	—	—	—	(23)	(39)	(65)	(127)
(17)	Income (Loss) Before Income Taxes (Benefits)	524	93	(113)	504	(24)	52	32	60	500	145	(81)	564
(18)	Income taxes (benefits)	108	23	(43)	88	(5) (a) (b)	12 (a)	22 (c)-(e)	29	103	35	(21)	117
(19)	Income (Loss) From Continuing Operations	416	70	(70)	416	(19)	40	10	31	397	110	(60)	447
(20)	Discontinued operations, net of tax	—	—	47	47	—	—	(47) (e)	(47)	—	—	—	—
(21)	Net Income (Loss)	$ 416	$ 70	$ (23)	$ 463	$ (19)	$ 40	$ (37)	$ (16)	$ 397	$ 110	$ (60)	$ 447
(22)	Average Shares Outstanding		544				544				544		
(23)	Earnings (Loss) per Share	$ 0.76	$ 0.13	$ (0.04)	$ 0.85	$ (0.03)	$ 0.07	$ (0.07)	$ (0.03)	$ 0.73	$ 0.20	$ (0.11)	$ 0.82

Special Items (after-tax impact):

	RD	RT	Corp	FE
(a) Regulatory charges	$ (20)	$ 40	$ —	$ 20
(b) FE Forward costs	1	—	—	1
(c) Asset impairments	—	—	9	9
(d) Investigation and other related costs	—	—	15	15
(e) Exit of generation	—	—	(61)	(61)
Impact to Earnings	$ (19)	$ 40	$ (37)	$ (16)

19 Strategic & Financial Highlights – Published October 28, 2021

3rd Quarter 2020

GAAP

	(in millions, except for per share amounts)	RD	RT	Corp	FE
(1)	Electric sales	$ 2,600	$ 408	$ (35)	$ 2,973
(2)	Other	61	5	(17)	49
(3)	Total Revenues	2,661	413	(52)	3,022
(4)	Fuel	101	—	—	101
(5)	Purchased power	762	—	4	766
(6)	Other operating expenses	913	86	(62)	937
(7)	Provision for depreciation	223	79	14	316
(8)	Deferral of regulatory assets, net	(91)	—	—	(91)
(9)	General taxes	199	59	14	272
(10)	Total Operating Expenses	2,107	224	(30)	2,301
(11)	Operating Income (Loss)	554	189	(22)	721
(12)	Miscellaneous income, net	81	7	12	100
(13)	Interest expense	(124)	(55)	(87)	(266)
(14)	Capitalized financing costs	11	9	1	21
(15)	Total Other Expense	(32)	(39)	(74)	(145)
(16)	Income (Loss) Before Income Taxes (Benefits)	522	150	(96)	576
(17)	Income taxes (benefits)	109	35	(28)	116
(18)	Income (Loss) From Continuing Operations	413	115	(68)	460
(19)	Discontinued operations, net of tax	—	—	(6)	(6)
(20)	Net Income (Loss)	$ 413	$ 115	$ (74)	$ 454
(21)	Average Shares Outstanding		542		
(22)	Earnings (Loss) per Share	$ 0.76	$ 0.21	$ (0.13)	$ 0.84

Special Items

		RD	RT	Corp	FE
(1)	Electric sales	$ —	$ —	$ —	$ —
(2)	Other	—	—	—	—
(3)	Total Revenues	—	—	—	—
(4)	Fuel	—	—	—	—
(5)	Purchased power	—	—	—	—
(6)	Other operating expenses	—	—	1 (a)	1
(7)	Provision for depreciation	—	—	—	—
(8)	Deferral of regulatory assets, net	—	—	—	—
(9)	General taxes	—	—	—	—
(10)	Total Operating Expenses	—	—	1	1
(11)	Operating Income (Loss)	—	—	(1)	(1)
(12)	Miscellaneous income, net	—	—	—	—
(13)	Interest expense	—	—	—	—
(14)	Capitalized financing costs	—	—	—	—
(15)	Total Other Expense	—	—	—	—
(16)	Income (Loss) Before Income Taxes (Benefits)	—	—	(1)	(1)
(17)	Income taxes (benefits)	—	—	2 (a)	2
(18)	Income (Loss) From Continuing Operations	—	—	(3)	(3)
(19)	Discontinued operations, net of tax	—	—	6 (a)	6
(20)	Net Income (Loss)	$ —	$ —	$ 3	$ 3
(21)	Average Shares Outstanding		542		
(22)	Earnings (Loss) per Share	$ —	$ —	$ —	$ —

Operating (Non-GAAP)

		RD	RT	Corp	FE
(1)	Electric sales	$ 2,600	$ 408	$ (35)	$ 2,973
(2)	Other	61	5	(17)	49
(3)	Total Revenues	2,661	413	(52)	3,022
(4)	Fuel	101	—	—	101
(5)	Purchased power	762	—	4	766
(6)	Other operating expenses	913	86	(61)	938
(7)	Provision for depreciation	223	79	14	316
(8)	Deferral of regulatory assets, net	(91)	—	—	(91)
(9)	General taxes	199	59	14	272
(10)	Total Operating Expenses	2,107	224	(29)	2,302
(11)	Operating Income (Loss)	554	189	(23)	720
(12)	Miscellaneous income, net	81	7	12	100
(13)	Interest expense	(124)	(55)	(87)	(266)
(14)	Capitalized financing costs	11	9	1	21
(15)	Total Other Expense	(32)	(39)	(74)	(145)
(16)	Income (Loss) Before Income Taxes (Benefits)	522	150	(97)	575
(17)	Income taxes (benefits)	109	35	(26)	118
(18)	Income (Loss) From Continuing Operations	413	115	(71)	457
(19)	Discontinued operations, net of tax	—	—	—	—
(20)	Net Income (Loss)	$ 413	$ 115	$ (71)	$ 457
(21)	Average Shares Outstanding		542		
(22)	Earnings (Loss) per Share	$ 0.76	$ 0.21	$ (0.13)	$ 0.84

Special Items (after-tax impact):

	RD	RT	Corp	FE
(a) Exit of generation	$ —	$ —	$ 3	$ 3
Impact to Earnings	$ —	$ —	$ 3	$ 3

20 Strategic & Financial Highlights – Published October 28, 2021

3rd Quarter 2021 vs 3rd Quarter 2020

(in millions, except for per share amounts)

GAAP

		RD	RT	Corp	FE
(1)	Electric sales	$ 105	$ 3	$ 2	$ 110
(2)	Other	(7)	(1)	—	(8)
(3)	Total Revenues	98	2	2	102
(4)	Fuel	31	—	—	31
(5)	Purchased power	107	—	1	108
(6)	Other operating expenses	(166)	52	33	(81)
(7)	Provision for depreciation	6	3	1	10
(8)	Amortization (deferral) of regulatory assets, net	120	1	—	121
(9)	General taxes	7	3	(7)	3
(10)	DPA penalty	—	—	—	—
(11)	Total Operating Expenses	105	59	28	192
(12)	Operating Income (Loss)	(7)	(57)	(26)	(90)
(13)	Miscellaneous income, net	21	5	10	36
(14)	Interest expense	(9)	(7)	(1)	(17)
(15)	Capitalized financing costs	(3)	2	—	(1)
(16)	Total Other Expense	9	—	9	18
(17)	Income (Loss) Before Income Taxes (Benefits)	2	(57)	(17)	(72)
(18)	Income taxes (benefits)	(1)	(12)	(15)	(28)
(19)	Income (Loss) From Continuing Operations	3	(45)	(2)	(44)
(20)	Discontinued operations, net of tax	—	—	53	53
(21)	Net Income (Loss)	$ 3	$ (45)	$ 51	$ 9
(22)	Average Shares Outstanding		2		
(23)	Earnings (Loss) per Share	$ —	$ (0.08)	$ 0.09	$ 0.01

Special Items

		RD	RT	Corp	FE
(1)	Electric sales	$ 1	$ —	$ —	$ 1
(2)	Other	—	—	—	—
(3)	Total Revenues	1	—	—	1
(4)	Fuel	—	—	—	—
(5)	Purchased power	—	—	—	—
(6)	Other operating expenses	25	(52)	(33)	(60)
(7)	Provision for depreciation	—	—	—	—
(8)	Amortization (deferral) of regulatory assets, net	—	—	—	—
(9)	General taxes	—	—	—	—
(10)	DPA penalty	—	—	—	—
(11)	Total Operating Expenses	25	(52)	(33)	(60)
(12)	Operating Income (Loss)	(24)	52	33	61
(13)	Miscellaneous income, net	—	—	—	—
(14)	Interest expense	—	—	—	—
(15)	Capitalized financing costs	—	—	—	—
(16)	Total Other Expense	—	—	—	—
(17)	Income (Loss) Before Income Taxes (Benefits)	(24)	52	33	61
(18)	Income taxes (benefits)	(5)	12	20	27
(19)	Income (Loss) From Continuing Operations	(19)	40	13	34
(20)	Discontinued operations, net of tax	—	—	(53)	(53)
(21)	Net Income (Loss)	$ (19)	$ 40	$ (40)	$ (19)
(22)	Average Shares Outstanding		2		
(23)	Earnings (Loss) per Share	$ (0.03)	$ 0.07	$ (0.07)	$ (0.03)

Operating (Non-GAAP)

		RD	RT	Corp	FE
(1)	Electric sales	$ 106	$ 3	$ 2	$ 111
(2)	Other	(7)	(1)	—	(8)
(3)	Total Revenues	99	2	2	103
(4)	Fuel	31	—	—	31
(5)	Purchased power	107	—	1	108
(6)	Other operating expenses	(141)	—	—	(141)
(7)	Provision for depreciation	6	3	1	10
(8)	Amortization (deferral) of regulatory assets, net	120	1	—	121
(9)	General taxes	7	3	(7)	3
(10)	DPA penalty	—	—	—	—
(11)	Total Operating Expenses	130	7	(5)	132
(12)	Operating Income (Loss)	(31)	(5)	7	(29)
(13)	Miscellaneous income, net	21	5	10	36
(14)	Interest expense	(9)	(7)	(1)	(17)
(15)	Capitalized financing costs	(3)	2	—	(1)
(16)	Total Other Expense	9	—	9	18
(17)	Income (Loss) Before Income Taxes (Benefits)	(22)	(5)	16	(11)
(18)	Income taxes (benefits)	(6)	—	5	(1)
(19)	Income (Loss) From Continuing Operations	(16)	(5)	11	(10)
(20)	Discontinued operations, net of tax	—	—	—	—
(21)	Net Income (Loss)	$ (16)	$ (5)	$ 11	$ (10)
(22)	Average Shares Outstanding		2		
(23)	Earnings (Loss) per Share	$ (0.03)	$ (0.01)	$ 0.02	$ (0.02)

21 Strategic & Financial Highlights – Published October 28, 2021

YTD September 2021

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 7,230	$ 1,223	$ (103)	$ 8,350	$ 28 (a)	$ —	$ —	$ 28	$ 7,258	$ 1,223	$ (103)	$ 8,378
(2)	Other	157	10	(45)	122	—	—	—	—	157	10	(45)	122
(3)	Total Revenues	7,387	1,233	(148)	8,472	28	—	—	28	7,415	1,233	(148)	8,500
(4)	Fuel	362	—	—	362	—	—	—	—	362	—	—	362
(5)	Purchased power	2,192	—	14	2,206	—	—	—	—	2,192	—	14	2,206
(6)	Other operating expenses	2,171	278	(123)	2,326	22 (a)(b)	(57) (a)	(74) (b)(c)(e)	(109)	2,193	221	(197)	2,217
(7)	Provision for depreciation	684	240	48	972	—	—	—	—	684	240	48	972
(8)	Amortization of regulatory assets, net	159	12	—	171	—	—	—	—	159	12	—	171
(9)	General taxes	599	186	27	812	—	—	—	—	599	186	27	812
(10)	DPA penalty	—	—	230	230	—	—	(230) (e)	(230)	—	—	—	—
(11)	Gain on sale of Yards Creek	(109)	—	—	(109)	—	—	—	—	(109)	—	—	(109)
(12)	Total Operating Expenses	6,058	716	196	6,970	22	(57)	(304)	(339)	6,080	659	(108)	6,631
(13)	Operating Income (Loss)	1,329	517	(344)	1,502	6	57	304	367	1,335	574	(40)	1,869
(14)	Miscellaneous income, net	297	34	48	379	—	—	—	—	297	34	48	379
(15)	Interest expense	(392)	(186)	(277)	(855)	—	—	—	—	(392)	(186)	(277)	(855)
(16)	Capitalized financing costs	30	23	1	54	—	—	—	—	30	23	1	54
(17)	Total Other Expense	(65)	(129)	(228)	(422)	—	—	—	—	(65)	(129)	(228)	(422)
(18)	Income (Loss) Before Income Taxes (Benefits)	1,264	388	(572)	1,080	6	57	304	367	1,270	445	(268)	1,447
(19)	Income taxes (benefits)	261	93	(83)	271	1 (a)(b)(d)	11 (a)	23 (b)-(f)	35	262	104	(60)	306
(20)	Income (Loss) From Continuing Operations	1,003	295	(489)	809	5	46	281	332	1,008	341	(208)	1,141
(21)	Discontinued operations, net of tax	—	—	47	47	—	—	(47) (f)	(47)	—	—	—	—
(22)	Net Income (Loss)	1,003	295	(442)	856	5	46	234	285	1,008	341	(208)	1,141
(23)	Average Shares Outstanding	544				544				544			
(24)	Earnings (Loss) per Share	$ 1.84	$ 0.54	$ (0.81)	$ 1.57	$ 0.01	$ 0.09	$ 0.43	$ 0.53	$ 1.85	$ 0.63	$ (0.38)	$ 2.10

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Regulatory charges	$ 1	$ 46	$ —	$ 47
(b) FE Forward costs	3	—	1	4
(c) Asset impairments	—	—	9	9
(d) State tax legislative changes	1	—	8	9
(e) Investigation and other related costs	—	—	277	277
(f) Exit of generation	—	—	(61)	(61)
Impact to Earnings	$ 5	$ 46	$ 234	$ 285

22 Strategic & Financial Highlights – Published October 28, 2021

YTD September 2020

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 7,031	$ 1,185	$ (105)	$ 8,111	$ —	$ —	$ —	$ —	$ 7,031	$ 1,185	$ (105)	$ 8,111
(2)	Other	176	13	(47)	142	—	—	—	—	176	13	(47)	142
(3)	Total Revenues	7,207	1,198	(152)	8,253	—	—	—	—	7,207	1,198	(152)	8,253
(4)	Fuel	276	—	—	276	—	—	—	—	276	—	—	276
(5)	Purchased power	2,062	—	11	2,073	(5) (a)	—	—	(5)	2,057	—	11	2,068
(6)	Other operating expenses	2,345	201	(130)	2,416	(6) (b)	—	(58) (b)	(64)	2,339	201	(188)	2,352
(7)	Provision for depreciation	672	233	49	954	—	—	—	—	672	233	49	954
(8)	Amortization (deferral) of regulatory assets, net	(32)	6	—	(26)	—	—	—	—	(32)	6	—	(26)
(9)	General taxes	583	177	32	792	—	—	—	—	583	177	32	792
(10)	Total Operating Expenses	5,906	617	(38)	6,485	(11)	—	(58)	(69)	5,895	617	(96)	6,416
(11)	Operating Income (Loss)	1,301	581	(114)	1,768	11	—	58	69	1,312	581	(56)	1,837
(12)	Miscellaneous income, net	246	21	36	303	—	—	—	—	246	21	36	303
(13)	Pension and OPEB mark-to-market adjustment	(257)	(19)	(147)	(423)	257 (c)	—	147 (c)	404	—	(19)	—	(19)
(14)	Interest expense	(374)	(162)	(256)	(792)	—	—	—	—	(374)	(162)	(256)	(792)
(15)	Capitalized financing costs	28	28	1	57	—	—	—	—	28	28	1	57
(16)	Total Other Expense	(357)	(132)	(366)	(855)	257	—	147	404	(100)	(132)	(219)	(451)
(17)	Income (Loss) Before Income Taxes (Benefits)	944	449	(480)	913	268	—	205	473	1,212	449	(275)	1,386
(18)	Income taxes (benefits)	144	103	(125)	122	110 (a)-(c)	—	45 (b) (c)	155	254	103	(80)	277
(19)	Income (Loss) From Continuing Operations	800	346	(355)	791	158	—	160	318	958	346	(195)	1,109
(20)	Discontinued operations, net of tax	—	—	46	46	—	—	(32) (b)	(32)	—	—	14	14
(21)	Net Income (Loss)	800	346	(309)	837	158	—	128	286	958	346	(181)	1,123
(22)	Average Shares Outstanding	542				542				542			
(23)	Earnings (Loss) per Share	$ 1.48	$ 0.64	$ (0.58)	$ 1.54	$ 0.29	$ —	$ 0.24	$ 0.53	$ 1.77	$ 0.64	$ (0.34)	$ 2.07

Special Items (after-tax impact):

	RD	RT	Corp	FE
(a) Regulatory charges	$ 4	$ —	$ —	$ 4
(b) Exit of generation	(48)	—	12	(36)
(c) Mark-to-mark adjustments - Pension/ OPEB actuarial assumption	202	—	116	318
Impact to Earnings	$ 158	$ —	$ 128	$ 286

23 Strategic & Financial Highlights – Published October 28, 2021

YTD September 2021 vs YTD September 2020

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 199	$ 38	$ 2	$ 239	$ 28	$ —	$ —	$ 28	$ 227	$ 38	$ 2	$ 267
(2)	Other	(19)	(3)	2	(20)	—	—	—	—	(19)	(3)	2	(20)
(3)	Total Revenues	180	35	4	219	28	—	—	28	208	35	4	247
(4)	Fuel	86	—	—	86	—	—	—	—	86	—	—	86
(5)	Purchased power	130	—	3	133	5	—	—	5	135	—	3	138
(6)	Other operating expenses	(174)	77	7	(90)	28	(57)	(16)	(45)	(146)	20	(9)	(135)
(7)	Provision for depreciation	12	7	(1)	18	—	—	—	—	12	7	(1)	18
(8)	Amortization (deferral) of regulatory assets, net	191	6	—	197	—	—	—	—	191	6	—	197
(9)	General taxes	16	9	(5)	20	—	—	—	—	16	9	(5)	20
(10)	DPA penalty	—	—	230	230	—	—	(230)	(230)	—	—	—	—
(11)	Gain on sale of Yards Creek	(109)	—	—	(109)	—	—	—	—	(109)	—	—	(109)
(12)	Total Operating Expenses	152	99	234	485	33	(57)	(246)	(270)	185	42	(12)	215
(13)	Operating Income (Loss)	28	(64)	(230)	(266)	(5)	57	246	298	23	(7)	16	32
(14)	Miscellaneous income, net	51	13	12	76	—	—	—	—	51	13	12	76
(15)	Pension and OPEB mark-to-market adjustment	257	19	147	423	(257)	—	(147)	(404)	—	19	—	19
(16)	Interest expense	(18)	(24)	(21)	(63)	—	—	—	—	(18)	(24)	(21)	(63)
(17)	Capitalized financing costs	2	(5)	—	(3)	—	—	—	—	2	(5)	—	(3)
(18)	Total Other Expense	292	3	138	433	(257)	—	(147)	(404)	35	3	(9)	29
(19)	Income (Loss) Before Income Taxes (Benefits)	320	(61)	(92)	167	(262)	57	99	(106)	58	(4)	7	61
(20)	Income taxes (benefits)	117	(10)	42	149	(109)	11	(22)	(120)	8	1	20	29
(21)	Income (Loss) From Continuing Operations	203	(51)	(134)	18	(153)	46	121	14	50	(5)	(13)	32
(22)	Discontinued operations, net of tax	—	—	1	1	—	—	(15)	(15)	—	—	(14)	(14)
(23)	Net Income (Loss)	203	(51)	(133)	19	(153)	46	106	(1)	50	(5)	(27)	18
(24)	Average Shares Outstanding		2				2				2		
(25)	Earnings (Loss) per Share	$ 0.36	$ (0.10)	$ (0.23)	$ 0.03	$ (0.28)	$ 0.09	$ 0.19	$ —	$ 0.08	$ (0.01)	$ (0.04)	$ 0.03

24 Strategic & Financial Highlights – Published October 28, 2021

Appendix TABLE OF CONTENTS Strategic & Financial Highlights – Published October 28, 2021 QUARTERLY SALES INFORMATION 26. TTM Actual Sales by Class 27. TTM Weather-Adjusted Sales 28. TTM Weather Impacts 29. TTM RD ROEs – by State QUARTERLY FINANCIAL INFORMATION 30. 2021 Financial Plan 31. 2021 Financial Priorities – 3Q Update 32. 2021 Earnings Guidance 33. 2021 Cash from Ops and FCF Guidance 34. Credit Ratings Summary 35. Debt Maturities Schedule 36. Credit Profile 37-39. 2020 & 2021F GAAP to Operating (Non-GAAP) Earnings Reconciliations and Special Items Descriptions 25 Irene M. Prezelj, Vice President prezelji@firstenergycorp.com 330.384.3859 Gina E. Caskey, Senior Advisor caskeyg@firstenergycorp.com 330.761.4185 Jake M. Mackin, Consultant mackinj@firstenergycorp.com 330.384.4829

(MWh in thousands) 4Q19 4Q20 1Q20 1Q21 2Q20 2Q21 3Q20 3Q21 TTM 3Q20 TTM 3Q21 Residential 12,848 12,919 13,204 14,890 12,764 12,347 16,091 15,652 54,907 55,808 Commercial 8,978 8,495 8,903 8,630 7,824 8,590 9,589 9,785 35,294 35,500 Industrial 13,616 12,916 13,548 13,258 12,010 13,384 13,560 14,018 52,734 53,576 Total 35,442 34,330 35,655 36,778 32,598 34,321 39,240 39,455 142,935 144,884 0.5% 12.8% -3.3% -2.7% 1.6% -5.4% -3.0% 9.8% 2.0% 0.7% -5.1% -2.1% 11.4% 3.4% 1.6% -3.1% 3.2% 5.3% 0.5% 1.4% 4Q20 1Q21 2Q21 3Q21 TTM Residential Commercial Industrial Total Sales by Class Percent change vs. prior year Strategic & Financial Highlights – Published October 28, 2021 Commercial includes street lighting 26

Weather-Adjusted Sales by Class Percent change vs. prior year Strategic & Financial Highlights – Published October 28, 2021 (MWh in thousands) 4Q19 4Q20 1Q20 1Q21 2Q20 2Q21 3Q20 3Q21 TTM 3Q20 TTM 3Q21 Residential 12,921 13,418 14,899 15,397 12,669 11,861 15,157 15,200 55,646 55,876 Commercial 9,001 8,631 9,399 8,853 7,823 8,466 9,360 9,672 35,583 35,622 Industrial 13,618 12,942 13,499 13,258 12,007 13,384 13,533 14,018 52,657 53,602 Total 35,540 34,991 37,797 37,508 32,499 33,711 38,050 38,890 143,886 145,100l 3.8% 3.3% -6.4% 0.3% 0.4% -4.1% -5.8% 8.2% 3.3% 0.1% -5.0% -1.8% 11.5% 3.6% 1.8% -1.5% -0.8% 3.7% 2.2% 0.8% 4Q20 1Q21 2Q21 3Q21 TTM Residential Commercial Industrial Total Commercial includes street lighting. 1Q20 adjusted for leap year. 27

Weather Impacts Strategic & Financial Highlights – Published October 28, 2021 OH PA NJ WV MD Total Days % Days % Days % Days % Days % Days % 3Q21 CDD vs Normal 100 17% 32 5% 121 13% 47 8% 104 13% 77 11% CDD vs 3Q20 -22 -3% -94 -12% 31 3% -118 -15% -25 -3% -45 -6% 1,250 1,000 750 500 250 0 Oct-20 Nov-20 Dec-20 Jan-21 Feb-21 Mar-21 Apr-21 May-21 Jun-21 Jul-21 Aug-21 Sep-21 HDD HDD Norm CDD CDD Norm 100 200 300 400 500 28

RD Segment – State ROEs TTM 9/30/2021 Strategic & Financial Highlights – Published October 28, 2021 13.4% 10.7% 8.2% 10.4% 9.1% 0% 5% 10% 15% OH PA NJ WV MD Calculations based on: ■ Methodology used in last distribution rate case ■ Net income, adjusted for special and regulatory items consistent with prior regulatory treatment by jurisdiction – Results reflect actual revenue (not weather normalized) – Historical results should not be relied upon to estimate the outcome of future rate cases as regulatory assumptions may vary ■ Distribution-only view for all states, except WV Rate base at 9/30/21 $3.8B $5.9B $2.8B $3.1B $0.5B Equity/Total Capitalization* 49% 50% 48% 43% 50% ROE Sensitivity +/- 1% ~$18M ~$29M ~$13M ~$14M ~$3M * Calculated using allowed capital structure for OH, the actual capital structure for PA, WV & MD and the actual capital structure for NJ (adjusted for Goodwill) – consistent methodology as the last base rate case and/or quarterly earnings reports, as applicable. 29

2021 Financial Plan

Continue to produce strong financial results and great operational performance

- **Raised and narrowed Operating Earnings guidance to $2.55-$2.65 per share**
- **Continued annual dividend at $1.56 per share**
  - Fourth quarter dividend declared on September 21, 2021 (payable December 1, 2021)
- **Reaffirmed Capital Expenditures of ~$2.9B**
  - Nearly 2/3 based on formula rate recovery mechanisms
- **Increased Cash from Operations guidance to $2.6B - $2.9B**
  - Focused on improved credit metrics at FE and maintaining strong credit ratings at our subsidiaries
- **Restructured our revolving credit facilities from two to six facilities** (FE/FET, OH, PA, NJ, WV/MD, ATSI/TrAIL/MAIT)
  - Aggregate commitments of $4.5B available until October 18, 2026
  - Resulted in one-notch upgrades from S&P to the 10 distribution utilities and 3 transmission op co's
    - FE and all subsidiaries remain on CreditWatch Positive at S&P

Revised Operating EPS Segment Ranges	
RD	$2.24 – $2.31
RT	$0.83 – $0.84
Corp / Other	($0.52) – ($0.50)
FE	**$2.55 – $2.65[1]**

[1] See Slide 38 for reconciliation between GAAP and Operating (Non-GAAP) earnings

30 Strategic & Financial Highlights – Published October 28, 2021

FirstEnergy

2021 Financial Priorities

3Q21 Update

2021 Accomplishments	3Q21 Result	3Q21 Plan	YTD Result	YTD Plan
Operating (Non-GAAP) EPS[1] ▪ ~8% above YTD plan ▪ ~9% above 2020 YTD actuals (excl. LDR)	$0.82	$0.70-$0.80	$2.10	$1.80-$2.10
Adjusted Cash from Operations (Non-GAAP)[2] ▪ ~27% above YTD plan ▪ ~33% above 2020 YTD actuals	$1,035M	$714M	$2,427M	$1,910M
Capital Expenditures	$662M	$658M	$2,063M	$2,161M
Long-Term Debt Financing Plan ▪ One remaining offering, $600M at ATSI, in 4Q	N/A		✓ $1.5B of Debt Proceeds	
Available Liquidity (as of 10/25/2021) ▪ No amounts borrowed under RCFs; $4.5B available ▪ $557M cash and cash equivalents	$5.1B			

(1) Difference in 3Q21 GAAP and Operating (Non-GAAP) EPS is $0.04 per share in regulatory charges, $0.01 per share in asset impairments, ($0.11) per share in exit of generation, and $0.03 per share in investigation and other related costs. Difference in YTD21 GAAP and Operating (Non-GAAP) EPS is $0.10 per share in regulatory charges, $0.01 in asset impairments, ($0.11) per share in exit of generation, $0.02 per share in state tax legislative changes, and $0.51 per share in investigation and other related costs. Difference in YTD20 GAAP and Operating (Non-GAAP) EPS is $0.01 per share in regulatory charges, ($0.07) per share in exit of generation, and $0.59 per share in mark-to-market adjustments – Pension/OPEB actuarial assumptions. See Slide 3 for information on Non-GAAP Financial Matters.

(2) Adjusted Cash from Operations (Non-GAAP) for 3Q21 of $1,035M reflects Cash from Operations (GAAP) of $757M adjusted for $278M in investigation and other related costs. Adjusted Cash from Operations (Non-GAAP) for YTD21 of $2,427M reflects Cash from Operations (GAAP) of $2,104M adjusted for $323M in investigation and other related costs, decoupling refunds and FE Forward costs. Adjusted Cash from Operations (Non-GAAP) for YTD20 of $1,829M reflects Cash from Operations (GAAP) of $851M adjusted for $978M in Energy Harbor settlement and tax sharing payments. There were no adjustments for the 3Q21 and YTD21 Plan. See Slide 3 for information on Non-GAAP financial matters.

2021 Financial Priorities

- Raised and narrowed Operating EPS guidance range to $2.55 - $2.65 (Original range: $2.40 - $2.60)
- Increased Cash from Operations guidance to $2.6B - $2.9B
- On track to complete up to $2.9B in Capital Expenditures
- Continue executing our debt financing plan
- Annual dividend of $1.56 per share, subject to Board approval
- Focused on improved credit metrics at FE and maintaining strong credit ratings at our subsidiaries
- Restructured our revolving credit facilities from a two- to a six-facility model
- Exploring alternatives to raising efficient capital

31 Strategic & Financial Highlights – Published October 28, 2021

FirstEnergy

2021 Operating EPS[1] Guidance

Raising and narrowing 2021 Operating Guidance range to $2.55 - $2.65; Revised 2021 Midpoint implies ~9% year-over-year earnings growth

$2.39
Includes ($0.15) from Ohio Decoupling/LDR Charge



$2.06
Includes ($0.06) of weather vs. normal
$0.86
($0.53)

2020A Operating EPS [2]
(542M shares)

(Original 2021 vs. 2020)

Key Segment Drivers

RD	RT	Corp/Other	Driver	
■	■		Rates & Investments	+
■			Normal Weather/Load	–
■	■	■	Financing & Liquidity Plan	–

Original Range: $2.40 - 2.60

$2.50



$2.20
$0.87
($0.57)

2021F Original Operating EPS Midpoint
(544M shares)

(Revised 2021 vs. Original 2021)

Key Segment Drivers

RD	RT	Corp/Other	Driver	
■			Favorable Weather	+
■			Favorable Load	+
	■		Rate True-Ups	–
		■	Corp O&M and Taxes	+

2021 Guidance Range: $2.55 - 2.65

$2.60



$2.27
$0.84
($0.51)

2021F Revised Operating EPS Midpoint[3]
(544M shares)

■ RD ■ RT ■ Corp/Other

(1) See Slide 3 for information on Non-GAAP Financial Matters
(2) See Slides 37 and 39 for 2020 GAAP to Non-GAAP earnings reconciliation
(3) 2021 Operating (non-GAAP) Earnings guidance of $2.55 to $2.65 per share is based on GAAP net income of $1,165M – $1,220M and 544M shares. Forecasted GAAP net income (loss) ranges by segment are as follows: $1,225M – $1,260M for Regulated Distribution, $405M - $410M for Regulated Transmission, and ($465M) – ($450M) for Corp/Other. See Slide 38 and 39 for 2021 GAAP to Non-GAAP earnings reconciliation

Note: 2021F ETRs: RD 20-23%, RT 21-24%, Consolidated 20-23%
2020A ETRs: RD 21.0%, RT 22.9%, Consolidated 21.3%

32 Strategic & Financial Highlights – Published October 28, 2021

FirstEnergy

2020-2021 CFO and Free Cash Flow ($M) Strategic & Financial Highlights – Published October 28, 202133 (1) Includes settlement agreement and tax sharing payments to the FES Debtors of ($978M) upon their emergence from bankruptcy on February 27, 2020 (2) Includes the non-cash portion of Capital Expenditures above and other investments that earn a return but are not included in the Capital Expenditures line (3) Excludes non-cash annual equity issuances of ~$60M through FE’s stock investment and employee benefit plans in 2021 (4) Excludes cash items related to debt financing activity FE Consolidated 2020A 2021F $1,423 (1) $2,635 - $2,935 Capital Expenditures (2,986) (2,875) Other(2) 82 65 Yards Creek Sale – 155 ($1,481) ($20) - $280 Dividends (845) (850) Equity(3) – – ($2,326) ($870) - ($570) Cash from Operations (GAAP) Cash before Dividends & Equity Free Cash Flow(4) (Non-GAAP) New Money LTD Issuances $1,425 $1,626 Issuances Increased Cash from Operations guidance to $2.6B – $2.9B and Free Cash Flow guidance to ($0.6B) – ($0.9B)

Credit Ratings

As of October 28, 2021

	Issuer/Corporate Family			Senior Secured			Senior Unsecured			Outlook/Watch		
	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch
FirstEnergy Corp.(*)	BB	Ba1	BB+				BB	Ba1	BB+	CW-P	S	S
Allegheny Generating Co.	BB	Baa2	BBB-							CW-P	S	S
American Transmission Systems Inc.	BB+	A3	BBB-				BBB-	A3	BBB	CW-P	S	S
Cleveland Electric Illuminating	BB+	Baa2	BBB-	BBB+	A3	BBB+	BBB-	Baa2	BBB	CW-P	N	S
FirstEnergy Transmission(*)	BB	Baa2	BB+				BB	Baa2	BB+	CW-P	S	S
Jersey Central Power & Light	BB+	A3	BBB-				BBB-	A3	BBB	CW-P	S	S
Metropolitan Edison	BB+	A3	BBB-				BBB-	A3	BBB	CW-P	S	S
Mid-Atlantic Interstate Transmission	BB+	A3	BBB-				BBB-	A3	BBB	CW-P	S	S
Monongahela Power	BB+	Baa2	BBB-	BBB+	A3	BBB+	BBB-	Baa2		CW-P	S	S
Ohio Edison	BB+	A3	BBB-	BBB+	A1	BBB+	BBB-	A3	BBB	CW-P	N	S
Pennsylvania Electric	BB+	Baa1	BBB-				BBB-	Baa1	BBB	CW-P	S	S
Pennsylvania Power	BB+	A3	BBB-	BBB+	A1	BBB+				CW-P	S	S
Potomac Edison	BB+	Baa2	BBB-	BBB+	A3	BBB+				CW-P	S	S
Toledo Edison	BB+	Baa1	BBB-	BBB+	A2	BBB+				CW-P	N	S
Trans-Allegheny Interstate Line Co.	BB+	A3	BBB-				BBB-	A3	BBB	CW-P	S	S
West Penn Power	BB+	A3	BBB-	BBB+	A1	BBB+				CW-P	S	S

(*) = holding company
Shaded cells reflect non-investment grade ratings

S = Stable
P = Positive
N = Negative
CW-P = CreditWatch Positive

Ratings are not recommendations to buy, sell, or hold securities. Ratings are subject to change or withdrawal at any time by the credit rating agencies.

Most Recent Ratings Actions

- **On July 23, 2021**, S&P revised the CreditWatch implications to Positive from Negative on the ratings of FE and its subsidiaries
- **On July 27, 2021**, Moody's revised the outlook for FE and FET to Stable from Negative
- **On August 25, 2021**, Fitch revised the outlook for FE and its subsidiaries to Stable from Negative
- **On October 19, 2021**, S&P issued a one-notch upgrade to all applicable ratings for the following subsidiaries: ATSI, CEI, JCP&L, ME, MAIT, MP, OE, PN, PP, PE, TE, TrAILCo, and WPP
  - The CreditWatch Positive designation on FE and all subsidiaries is unchanged
  - The ratings of FE and FET were affirmed.

34 Strategic & Financial Highlights – Published October 28, 2021

FirstEnergy

Consolidated Long-Term Debt Maturities Strategic & Financial Highlights – Published October 28, 2021 $23.3B FACE VALUE AVG RATES FEU FET CORP 4.50% 4.29% 4.50% AVG LENGTH FEU FET CORP 12yrs 11yrs 11yrs $M 74 20 0 30 0 1, 20 0 45 0 65 0 45 0 80 0 1, 00 5 30 0 70 0 15 0 12 5 85 0 60 0 52 5 10 0 60 0 20 0 29 5 25 5 37 5 50 45 10 0 50 25 0 40 0 1, 22 5 75 1, 10 0 10 0 10 0 27 5 12 5 80 0 75 50 0 50 0 85 0 30 0 30 0 1, 50 0 1, 05 0 1, 50 0 1, 00 0 85 0 - 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 20 21 20 22 20 23 20 24 20 25 20 26 20 27 20 28 20 29 20 30 20 31 20 32 20 34 20 35 20 36 20 37 20 38 20 40 20 43 20 44 20 45 20 46 20 47 20 48 20 49 20 50 20 51 20 56 20 59 FEU FET FE Corp. Excludes securitization bonds 35

Credit Profile

As of October 25, 2021

$4.5B Revolving Credit Facilities (RCF)	**$5.1B** Available Liquidity
NA[1] S&P Global — FFO/Debt *upgrade* threshold	**12%** Moody's — CFO pre-WC/Debt *upgrade* threshold
6.5x Fitch Ratings — FFO Leverage *upgrade* threshold	**~35%** Targeted FE Corp. HoldCo % of total debt

- Focused on maintaining strong underlying financials
- $4.5B revolving credit facilities committed through October 18, 2026

RCF covenants under current structure

- FE Corp: 2.5x interest coverage ratio
- FET, LLC: 75% debt-to-capitalization ratio
- Utilities & Transmission companies: 65% debt-to-capitalization ratio

Note: Covenants applicable beginning with YE 2021 financials

[1] S&P could raise the rating by one or more notches if the Company identifies long-term funding for the potential penalties/fines or resolves the remaining investigations and lawsuits against the Company, in addition to the steps already taken, without weakening credit quality. There is currently no defined FFO/Debt upgrade threshold.

36 Strategic & Financial Highlights – Published October 28, 2021

FirstEnergy

2020 GAAP to Operating (Non-GAAP) Earnings(1) Reconciliation Strategic & Financial Highlights – Published October 28, 2021 2020 Actual (In $M, except per share amounts) Regulated Distribution Regulated Transmission Corporate/ Other FirstEnergy Consolidated 2020A Net Income (Loss) attributable to Common Stockholders (GAAP) $959 $464 ($344) $1,079 2020A Earning (Loss) Per Share (542M shares) $1.77 $0.86 ($0.64) $1.99 Excluding Special Items: Mark-to-market adjustments – Pension/OPEB actuarial assumptions $0.44 – $0.16 $0.60 Regulatory Charges $0.01 – – $0.01 Exit of Generation ($0.16) – ($0.05) ($0.21) Total Special Items $0.29 – $0.11 $0.40 2020A Operating Earnings (Loss) Per Share – Non-GAAP (542M shares) $2.06 $0.86 ($0.53) $2.39 (1) Operating earnings exclude special items as described in the reconciliation table above and is a non-GAAP financial measure. Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29%. 37

2021F GAAP to Operating (Non-GAAP) Earnings[1] Reconciliation

(In $M, except per share amounts)	2021F			
	Regulated Distribution	Regulated Transmission	Corporate/ Other	FirstEnergy Consolidated
2021F Net Income (Loss) (GAAP)	**$1,225 - $1,260**	**$405 - $410**	**($465) - ($450)**	**$1,165 - $1,220**
2021F Earning (Loss) Per Share (544M shares)	**$2.25 - $2.32**	**$0.74 - $0.75**	**($0.85) - ($0.83)**	**$2.14 - $2.24**
Excluding Special Items:				
Regulatory Charges	$0.01	$0.09	-	$0.10
Asset Impairments	-	-	$0.01	$0.01
Exit of Generation	-	-	($0.11)	($0.11)
State Tax Legislative Changes	-	-	$0.02	$0.02
Investigation and Other Related Costs	-	-	$0.51	$0.51
Mark-to-market adjustments – Pension/OPEB actuarial assumptions[2]	($0.02)	-	($0.10)	($0.12)
Total Special Items	**($0.01)**	**$0.09**	**$0.33**	**$0.41**
2021F Operating Earnings (Loss) Per Share – Non-GAAP (544M shares)	**$2.24 - $2.31**	**$0.83 - $0.84**	**($0.52) - ($0.50)**	**$2.55 - $2.65**

(1) Operating earnings exclude special items as described in the reconciliation table above and is a non-GAAP financial measure.

(2) Estimate based on a discount rate of ~3% and actual investment performance through 9/30/2021. If the discount rate was to increase (or decrease) by 25 bps, FirstEnergy would expect the pre-tax mark-to-market gain to increase (or decrease) by ~$370M.

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29%.

38

Strategic & Financial Highlights – Published October 28, 2021

FirstEnergy

2020 and 2021F Special Items(1) ■ Regulatory Charges – Primarily reflects the impact of regulatory agreements, concessions or orders requiring certain commitments and/or disallowing the recoverability of costs, net of related credits. ■ Asset Impairments – Primarily reflects charges resulting from non-cash asset impairments. ■ Exit of Generation – Primarily reflects charges or credits resulting from the transfer of TMI-2, exit of competitive operations, including adjustments related to the Energy Harbor bankruptcy settlement, and restructuring and strategic review costs. ■ State Tax Legislative Changes – Primarily reflects charges resulting from state tax legislative changes. ■ FE Forward Costs – Primarily reflects certain advisory costs incurred to transform the Company for the future. ■ Investigation and Other Related Costs – Primarily reflects the DPA penalty and other legal expenses related to the government investigations. ■ Mark-to-market adjustments: Pension/OPEB actuarial assumptions – Primarily reflects the change in fair value of plan assets and net actuarial gains and losses associated with the Company's pension and other postemployment benefit plans. Strategic & Financial Highlights – Published October 28, 2021 (1) Special items represent charges incurred or benefits realized, including share dilution, that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. 39